Exhibit 99.1


MEDIA CONTACTS:                                           INVESTOR CONTACT:
Katie McManus                                             Jacques Tortoroli
(212) 500-4901                                            (212) 500-4900
kmcmanus@scient.com                                       jtortoroli@scient.com





                      SCIENT ANNOUNCES MANAGEMENT CHANGES;
                  MUCCHETTI ELECTED VICE-CHAIRMAN OF THE BOARD

NEW YORK (January 8, 2002) - Scient, Inc. (NASDAQ: SCNT) announced today several important changes, effective immediately, in its senior leadership. Stephen Mucchetti is relinquishing his responsibilities as Chief Operating Officer to become non-executive Vice-Chairman of the Board of Directors. In his new role, Mr. Mucchetti will concentrate on evaluating Scient's strategic options, and supporting the company's marketing and sales efforts. The company's Alliances, Engineer Acceleration Center, People and Technology groups will report to Christopher Formant, President and Chief Executive Officer. Jacques Tortoroli, Chief Financial Officer, will assume additional responsibilities for the company's Legal, Operations, and Information Technology functions.

"The  time is right  for me to hand  over my  day-to-day  responsibilities  to
Chris  and  Jacques  and  to   concentrate  on  Scient's   overall   strategic
direction," said Mr. Mucchetti.

"I am delighted that Steve will continue to serve the company in his new capacity as Vice-Chairman," said Mr. Formant. "While we will miss his managerial leadership, his strategic insight and counsel will be of tremendous benefit to the leadership and colleagues of Scient. I also want to express my personal thanks on behalf of all Scient colleagues for the value Steve provided in building Scient into the powerful brand it is today, and for the leadership that he has shown since our merger late last year."

                                     ###

ABOUT SCIENT
Scient is a leading Experience Management Consultancy focused on the Financial Services, Health and Wellness, Products and Emerging Opportunities industries. Our mission is to transform our clients' businesses through Experience Management - the creation of multi-channel experiences that inspire and strengthen dynamic connections among people, businesses, channels and communities. Scient strategists, user experience experts and designers, engineers and technologists have delivered thousands of client engagements for some of the world's largest and most respected companies. Founded in 1996, Scient is headquartered in New York, and has offices in London and in key regions throughout the United States. For more information, please go to www.scient.com or call (212) 500-4900.

FORWARD LOOKING STATEMENTS:
Statements made in this press release other than those containing historical information should be considered as forward-looking statements and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Scient wishes to caution readers that results and events subject to forward-looking statements could differ materially because, among other things, of the following factors: known and unknown risks, uncertainties, and other factors that may cause Scient's or its industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements; the demand for Scient's services, Scient's ability to obtain additional projects with existing or new clients, Scient's ability to provide services to existing and new clients, the sufficiency of Scient's sales and marketing teams, future growth, absence of long-term contracts with clients, key management and employee retention, competition, and technological advances; and, other factors identified in Scient's filings with the Securities and Exchange Commission, including, but not limited to, the 10-K and subsequent 10-Qs. Copies of those filings are available from the Company and the SEC.